EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Shykora, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of Compass Biotechnologies Inc. for the period ended October 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Compass Biotechnologies Inc.

Dated: November 29, 2016	By:	/s/ Richard Shykora

Richard Shykora

President, Chief Executive Officer and Director

(Principal Executive Officer, Principal Executive Officer,
Principal Financial and Principal Accounting Officer)

Compass Biotechnologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Compass Biotechnologies Inc. and will be retained by Compass Biotechnologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.